IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE


JANA MASTER FUND, LTD.,                )
a Cayman Islands exempted company,     )
                                       )
                      Plaintiff,       )
                                       )     Civil Action No.
         v.                            )                     ________
                                       )
CNET NETWORKS, INC.,                   )
a Delaware corporation,                )
                                       )
         Defendant.                    )
                                       )


            VERIFIED COMPLAINT FOR DECLARATORY AND INJUNCTIVE RELIEF

          Plaintiff, JANA Master Fund, Ltd., a Cayman Islands exempted company ("JANA"), by and through its undersigned attorneys, Morris, Nichols, Arsht & Tunnell LLP, pleads as and for its Verified Complaint for Declaratory and Injunctive Relief against Defendant, CNET Networks, Inc. ("CNET" or the "Company"), as follows:


                              NATURE OF THE ACTION

          1. This action is brought to redress the wrongful application by CNET and its board of directors of two discriminatory advance notice by-laws that purport to strip certain stockholders of their ability to make stockholder proposals at the Company's 2008 Annual Meeting or to nominate candidates for election to the Company's board of directors at that meeting and to compel the production of certain stocklist materials pursuant to Section 220 of the Delaware General Corporation Law ("Section 220"). CNET's interpretation of the advance notice by-laws is unreasonable in that it purports to require stockholders to beneficially own at least $1,000 of securities of the Company entitled to vote at an annual meeting of the Company

(i.e., $1,000 of common stock of the Company) for at least one year before they are permitted to "recommend" nominees for election as director or to propose amendments to the Company's by-laws or to make other shareholder proposals at such meeting. Although JANA will have beneficially owned more than $1,000 of such securities for at least eight months by the time of the 2008 Annual Meeting if it is held on or after the one-year anniversary of the Company's June 2007 Annual Meeting, JANA will not have owned such securities for the required one-year period by such time. Nothing in the Delaware General Corporation Law permits by-laws that discriminate against stockholders in this manner.

          2. CNET's interpretation of the advance notice by-laws also purports to give the Company's board of directors complete control over the director nomination and stockholder proposal process and, therefore, serves to delay, if not prevent, stockholders from nominating an insurgent slate of director candidates or from amending the by-laws to facilitate a change of control.

          3. CNET's interpretation of the advance notice by-laws is completely at odds with fundamental and well-recognized principles of Delaware law -- most pertinently that a sitting board of directors has no power whatsoever to control who may and may not be nominated for election to the board or to prevent certain stockholders from proposing by-law amendments. CNET's interpretation of the advance notice by-laws is invalid on its face and as applied to JANA.

          4. CNET's interpretation of the advance notice by-laws is a self-interested attempt at entrenchment by the current CNET board of directors. The Company's SEC filings concede that the discriminatory advance notice by-laws pertaining to stockholder proposals and director nominations have the effect of delaying or preventing proxy contests and changes in control that could be in the stockholders' best interests and result in a higher stock price than the current market price for the Company's stock.


                                  THE PARTIES

          5. Plaintiff JANA is an investment fund that is currently the record holder of 1,000 shares of CNET common stock and the beneficial owner of more than 11,000,000 shares of CNET common stock (which includes the aforementioned shares held of record).

          6. Defendant CNET, a Delaware corporation, is an interactive media company that builds brands in technology, entertainment, business, food and parenting. The Company's brands include CNET, GameSpot, MP3.com, ZDNet, TechRepublic, Webshots, CHOW and Urban Baby. Founded in 1992, CNET does business in the United States, Asia and Europe. According to comScore Media Metrix, CNET was the ninth largest Internet network in the world based on total unique users in December 2006.


                               FACTUAL BACKGROUND


          7. By letter dated December 26, 2007, JANA gave notice to the Company of its intention to nominate persons for elections as directors and to present certain proposals for stockholder action, including proposed amendments to the CNET by-laws (the "Notice," attached hereto as Exhibit A). A receipt from the U.S. Postal Service indicates that CNET received this letter on December 28, 2007. The Notice informed the Company that JANA intended to, among other things,
(i) nominate two persons for election as Class III directors at the 2008 Annual Meeting, (ii) propose that the by-laws be amended to cause an increase in the size of the board from eight to thirteen directors, and (iii) nominate an additional five persons to fill the positions created by the increase in the size of the board in the event that the by-laws are amended to increase the size of the board.

          8. JANA's letter also advised the Company that JANA is not seeking to include any of its proposals to amend the by-laws in the Company's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and therefore should not be required to comply with Section 3 of
Article II of the by-laws, and is not seeking to have its nominees considered for inclusion on management's slate and therefore should not be required to comply with Section 6 of Article III of the by-laws. JANA's letter further advised the Company that, in the event the Company contends that such by-law sections apply to JANA's proposals or nominees for director, JANA believes that the advance notice requirements of such sections are invalid as a matter of Delaware law because, among other potential reasons, the minimum stock holding requirement and minimum stock ownership requirement set forth therein (i) impermissibly limit the fundamental right of stockholders to propose and transact business and to nominate candidates for director election at an annual meeting, (ii) impermissibly treat holders of the same class of stock differently and unequally, and (iii) impose an unreasonable requirement on the Company stockholders that does not further a legitimate or proper purpose.

          9. Also on December 26, 2007, JANA caused to be delivered to CNET a letter demanding inspection of certain stocklist materials of the Company pursuant to Section 220 (the "Demand," attached hereto as Exhibit B). The purpose for the Demand is to "enable [JANA] to communicate with the Company's other stockholders on matters relating to their interests as stockholders and to solicit proxies for a slate of directors and other corporate business at the Annual Meeting."

          10. On January 3, 2008, CNET sent a letter to JANA refusing to provide the requested stocklist materials (the "Demand Refusal," attached hereto as Exhibit C). In the Demand Refusal, CNET claims that JANA has not stated a proper purpose because the Notice

"fails to comply with the provisions of the Company's bylaws which require a stockholder seeking to nominate candidates for director election or seeking to transact other corporate business at an annual meeting to beneficially own $1,000 of the Company's common stock for at least one year."

          11. Although not required to provide advance notice of its nominations of directors or its proposals, JANA nevertheless provided notice before the advance notice date set by the Company in its prior proxy materials.

          12. CNET's interpretation of its by-law to prevent JANA's nomination of directors and proposals to amend the by-laws is invalid as a matter of Delaware law.

          13. Article II, Section 3, of the by-laws provides:

           NOTICE OF ANNUAL MEETING. Written or printed notice of the annual meeting, stating the place, day and hour thereof, shall be given to each stockholder entitled to vote thereat, in the manner stated in
           Article VII, Section 1, at such address as appears on the books of the Corporation or to any electronic mail address provided to the Corporation by a stockholder, not less than ten days nor more than sixty days before the date of the meeting. ANY STOCKHOLDER OF THE CORPORATION THAT HAS BEEN THE BENEFICIAL OWNER OF AT LEAST $1,000 OF SECURITIES ENTITLED TO VOTE AT AN ANNUAL MEETING FOR AT LEAST ONE YEAR MAY SEEK TO TRANSACT OTHER CORPORATE BUSINESS AT THE ANNUAL MEETING, PROVIDED THAT SUCH BUSINESS IS SET FORTH IN A WRITTEN NOTICE AND MAILED BY CERTIFIED MAIL TO THE SECRETARY OF THE CORPORATION AND RECEIVED NO LATER THAN 120 CALENDAR DAYS IN ADVANCE OF THE DATE OF THE CORPORATION'S PROXY STATEMENT RELEASED TO SECURITY-HOLDERS IN CONNECTION WITH THE PREVIOUS YEAR'S ANNUAL MEETING OF SECURITY HOLDERS (or, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, a reasonable time before the solicitation is made). Notwithstanding the foregoing, such notice must also comply with any applicable federal securities laws establishing the circumstances under which the Corporation is required to include the proposal in its proxy statement or form of proxy. (Emphasis added.)

          14. CNET interprets this provision to mean that a stockholder cannot submit any proposals for consideration at an annual meeting unless that stockholder has been a beneficial owner of at least $1,000 worth of stock for at least one year and provides written notice of such proposals in advance of the annual meeting. CNET's interpretation of Article II, Section 3, of the by-laws is invalid as a matter of Delaware law.

          15. Article III, Section 6, of the By-laws provides:

           NOMINATIONS FOR DIRECTORS. Nominations for election to the Board of Directors of the Corporation at a meeting of the stockholders may be made by the Board of Directors, or on behalf of the Board of
           Directors  by a  Nominating  Committee  appointed  by  the  Board  of
           Directors. ANY STOCKHOLDER OF THE CORPORATION THAT HAS BEEN THE BENEFICIAL OWNER OF AT LEAST $1,000 OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING FOR AT LEAST ONE YEAR MAY SUBMIT A DIRECTOR NOMINATION TO THE BOARD OF DIRECTORS OR, IF DESIGNATED BY THE BOARD OF DIRECTORS, A NOMINATING COMMITTEE. SUCH NOMINATION MUST BE SET FORTH IN A WRITTEN RECOMMENDATION AND MAILED BY CERTIFIED MAIL TO THE SECRETARY OF THE CORPORATION AND RECEIVED NO LATER THAN (A) WITH
           RESPECT TO AN ANNUAL MEETING, 120 CALENDAR DAYS IN ADVANCE OF THE DATE OF THE CORPORATION'S PROXY STATEMENT RELEASED TO SECURITY-HOLDERS IN CONNECTION WITH THE PREVIOUS YEAR'S ANNUAL MEETING OF SECURITY HOLDERS (or, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, a reasonable time before the solicitation is made) or (b) with respect to a special meeting, a reasonable time before the solicitation is made. Any such submission by a stockholder must set forth as to each proposed nominee who is not an incumbent director (i) the number of shares of stock of the Corporation which are beneficially owned by the nominating stockholder, (ii) a statement of the nominee's qualifications, (iii) a consent signed by the nominee evidencing a willingness to serve as a director, if elected and (iv) a commitment by the nominee to meet personally with the Nominating Committee or the Board of Directors. (Emphasis added.)

          16. CNET interprets this provision to mean that a stockholder cannot nominate candidates for election to the board of directors unless it has been the beneficial owner of at least $1,000 worth of stock for at least one year and has provided written notice of such nominations in advance of the annual meeting. CNET' s interpretation of Article III, Section 6, of the by-laws is invalid as a matter of Delaware law.


                                    COUNT I
              INVALIDITY OF DISCRIMINATORY ADVANCE NOTICE BY-LAWS

          17. Plaintiff repeats and realleges paragraphs 1-16 of the Verified Complaint as if fully set forth herein.

          18. CNET's interpretation of the advance notice by-laws requires that any stockholder wishing to nominate a candidate or candidates for director or to make a stockholder proposal must have been a beneficial owner of a minimum amount of Company stock for at least one year.

          19. CNET's  interpretation  of Article II, Section 3, and Article III,
Section 6, is discriminatory and unreasonable PER SE and its application should be enjoined permanently.

          20. CNET's interpretation of the provisions of Article II, Section 3, and Article III, Section 6, is unreasonable and serves only to stifle any dissatisfied stockholders from challenging incumbent directors.

          21. CNET's  interpretation  of Article II, Section 3, and Article III,
Section 6, is invalid on its face, and is currently causing Plaintiff irreparable harm.

          22. Plaintiff has no adequate remedy at law.

                                    COUNT II
              INVALIDITY OF ARTICLE III, SECTION 6, OF THE BY-LAWS

          23. Plaintiff repeats and realleges paragraphs 1-22 of the Verified Complaint as if fully set forth herein.

          24. CNET's interpretation of Article III, Section 6, makes the incumbent directors gatekeepers of who (if anyone) will be permitted to challenge them. Delaware law does not recognize such a role for directors.

          25. CNET's interpretation of Article III, Section 6, improperly purports to remove from stockholders the power to nominate candidates for director and to transform that inherent power of stockholders into a power to "recommend" nominees.

          26. The purported  deprivation of the right to nominate  impermissibly
interferes  with   stockholder   voting  rights  and  constitutes   current  and
irreparable harm to Plaintiff.

          27. Plaintiff has no adequate remedy at law.


                                   COUNT III
                   SECTION 220 DEMAND FOR STOCKLIST MATERIALS

          28. Plaintiff repeats and realleges paragraphs 1-27 of the Verified Complaint as if fully set forth herein.

          29. On December  26, 2007,  the  Plaintiff  made a demand  pursuant to
Section 220 to inspect certain stocklist materials of the Company.

          30. The purpose stated in the Demand is a proper purpose under Delaware law.

          31. CNET has refused to provide the demanded inspection in violation of Delaware law.

          32. Plaintiff is, therefore, entitled to an Order compelling the inspection and copying of all of the stocklist materials requested in the Demand.

          33. Plaintiff has no adequate remedy at law.

          WHEREFORE,   Plaintiff  demands  that  the  Court  enter  its  Orders,
Judgments and Decrees:

               a. Declaring and decreeing that CNET's interpretation of Article II, Section 3, and Article III, Section 6, of the by-laws is invalid as a matter of law;

               b.  Preliminarily  and  permanently  enjoining the application of
Article II, Section 3, and Article III, Section 6, of the by-laws to Plaintiff's nomination of individuals as candidates for director or to Plaintiff's proposals to be presented for stockholder approval at the 2008 Annual Meeting, including the proposals to amend the by-laws;

               c. Summarily directing the Company, its officers, directors, agents and employees to permit Plaintiff to inspect and to make copies of all the stocklist materials sought in the Demand;

               d. Awarding Plaintiff its costs and expenses incurred in bringing and prosecuting this action, including its attorneys' fees based on, INTER ALIA, the corporate benefit conferred by this litigation, together with pre and post judgment interest; and

               e. Awarding such other and further relief as may be just and equitable in the circumstances.



                                         MORRIS, NICHOLS, ARSHT & TUNNELL LLP


                                         /s/Kevin M. Coen
                                         ------------------------------------
                                         Martin P. Tully (#465)
                                         David J. Teklits (#3221)
                                         Kevin M. Coen (#4775)
                                         1201 North Market Street
                                         Wilmington, Delaware 19801
                                         (302) 658-9200
                                         ATTORNEYS FOR PLAINTIFF

OF COUNSEL:

Marc Weingarten
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
(212) 756-2000

January 7, 2008

                                  VERIFICATION

STATE OF   New York   )
         -------------
                      )SS.
COUNTY OF  New York   )
         -------------

               The   undersigned   holds  the  position   indicated   below  the
undersigned's name with JANA PARTNERS LLC, which is the investment manager of JANA MASTER FUND, LTD., and the undersigned hereby states that the undersigned has read the foregoing Verified Complaint for Declaratory and Injunctive Relief and affirms that the factual allegations contained therein are true and correct to the best of the undersigned's knowledge, information and belief.


                                        /s/ Scott Ostfeld
                                        ---------------------------------------
                                        Name:  Scott Ostfeld
                                        Title: Managing Director

                                        for JANA PARTNERS LLC

                                        for JANA MASTER FUND, LTD.



SWORN TO AND SUBSCRIBED
before me this 4th  day of   January      , 2008.
               ----        --------------


/s/ Kate A. Mangano
--------------------------------------
             Notary Public

(Affix Stamp or Seal)